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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the reference to our firm under the Caption "Experts" and to the use of our reports dated July 1, 1998, April 25, in the Registration Statement on Form SB-2 and related prospectus of Able Energy, Inc. for the registration of 875,000 of its units, each unit consisting of two shares of common stock and one common stock purchase warrant.

                                          /s/ Simontacci & Company LLP
                                          ______________________________________

                                          Simontacci & Company LLP


November 6, 1998
Fairfield, New Jersey